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                                                                   EXHIBIT 10.34

                               TENTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

         This TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of May 11, 1998 by and among Century Aluminum of West Virginia, Inc. (formerly known as Ravenswood Aluminum Corporation), a Delaware corporation ("Ravenswood"), and Berkeley Aluminum, Inc., a Delaware corporation ("Berkeley"; together with Ravenswood, referred to hereinafter each individually as a "Borrower" and collectively as the "Borrowers"), the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders") and BankAmerica Business Credit, Inc., a Delaware corporation, as agent for the Lenders (in its capacity as agent, the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrowers, the Agent and the financial institutions from time to time a party thereto have entered into that certain Loan and Security Agreement dated as of January 30, 1996 (as from time to time amended, restated, supplemented or otherwise modified, the "Loan Agreement");

         WHEREAS, the Loan Agreement has been amended on February 27, 1996, on March 27, 1996, on July 22, 1996, on December 20, 1996, on February 7, 1997, on July 18, 1997, on November 7, 1997, on February 13, 1998 and on March 16, 1998; and

         WHEREAS, the Borrowers and the Lenders wish to further amend the Loan Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrowers by the Lenders, the parties hereto hereby agree as follows:

1. Definitions. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the same meanings assigned to them in the Loan Agreement.

2.       Amendment of Loan Agreement. Subject to the conditions contained in
         Section 3 below, the Loan Agreement is hereby amended, effective as of the date hereof, as follows:

         (a) The definitions of "Adjusted Tangible Assets" and "Adjusted Tangible Net Worth" are hereby deleted from Section 1.1 of the Loan Agreement.

         (b) The definition of "Applicable Margin" appearing in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

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                                    "'Applicable Margin' means on any date the
                           applicable per annum percentage set forth below based upon the Level as shown in the certificate of the chief financial officer of each Borrower described in
                           Section 7.2(d) then most recently delivered to the Agent and the Lenders:

                                                  Base               LIBOR
                              Level               Rate Margin        Rate Margin
                              -----               -----------        -----------

                                 I                 0.250%            1.500%

                                 II                0.375%            1.625%

                                 III               0.500%            1.750%

                                 IV                0.750%            2.000%

                           ; provided, however, that for the period from June 1, 1998 through and including the later of (x) January 31, 1999 and (y) the date of the required delivery by the Borrowers to the Agent of the certificate pursuant to Section 7.2(d) with respect to the Borrowers' Fiscal Year ending December 31, 1998, the Applicable Margins shall be Level III; provided further, however, that, if the Borrowers shall have failed to deliver to the Agent and the Lenders by the date required hereunder any certificate pursuant to
                           Section 7.2(d), then from the date such certificate was required to be delivered until the date of such delivery the Applicable Margins shall be deemed to be Level IV. Except as otherwise expressly provided in the immediately preceding sentence, each change in the Applicable Margins shall take effect with respect to all outstanding Loans on the Business Day immediately succeeding the day on which such certificate is received by the Agent. Notwithstanding the foregoing, no reduction in the Applicable Margins shall be effected if a Default or an Event of Default shall have occurred and be continuing on the date when such change would otherwise occur, it being understood that on the Business Day immediately succeeding the day on which such Default or Event of Default is either waived or cured (assuming no other Default or Event of Default shall be then pending), the Applicable Margins shall be reduced (on a prospective basis) in accordance with the then most recently delivered certificate."

         (c)      The definition of "Capital Expenditures" appearing in Section
                  1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "'Capital Expenditures' means all payments
                           due (whether or not paid) during a Fiscal Year in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those

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                           costs arising in connection with the direct or
                           indirect acquisition of such asset by way of increased product or service charges or offset items or in connection with a Capital Lease. Restricted Investments permitted under Section 9.10(v) shall be deemed to be Capital Expenditures for purposes of this Agreement. In connection therewith, and without limiting the generality of the preceding sentence, any support, either in the form of Ravenswood's making a loan to Century or by the issuance of any Century Letter of Credit, provided to Century by Ravenswood in connection with a Permitted Century Restricted Investment shall be deemed to be a Capital Expenditure of Ravenswood, in an amount equal to the principal amount of the loan or the face principal amount of such Century Letter of Credit, for purposes of this Agreement, provided, however, that if any Century Letter of Credit expires or is canceled without a drawing occurring thereunder, then the amount of the Capital Expenditure related to such Century Letter of Credit shall be deemed to have been reversed."

         (d) The following definition of "Century Letter of Credit" is hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

                                    "'Century Letter of Credit' means any letter
                           of credit that may be issued under the terms and conditions of this Agreement at the request of Ravenswood and Century and for the account of Century in connection with a Permitted Century Restricted Investment. All references to a 'Letter of Credit' or the 'Letters of Credit' in this Agreement shall be deemed to include reference to the Century Letters of Credit, and all references to the applicable Borrower with respect to the Century Letters of Credit shall be deemed to be references to Ravenswood."

         (e) The following definition of "Century SPV Subsidiary" is hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

                                    "'Century SPV Subsidiary' means a Subsidiary
                           of Century formed to hold the equity interests or assets being acquired in connection with a Permitted Century Restricted Investment in which Ravenswood provides support to Century as more specifically described in Section 9.10(v)(m)."

         (f) The definition of "Fixed Charges" appearing in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "'Fixed Charges' means for any period as to
                           the Borrowers and Century on a consolidated basis, the sum of (a) interest expense, plus (b) income taxes paid (excluding, for Fiscal Year 1996, not more than $8,000,000 of income taxes paid in such Fiscal Year which were deferred from Fiscal Year 1995), plus
                           (c) pension contributions paid (excluding the initial payment of $12,500,000 made in Fiscal Year 1996 pursuant to the PBGC Debt Agreement), plus (d) post-retirement benefits (other than

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                           pension benefits) paid, plus (e) all amounts paid by
                           or allocated to Berkeley as a partner in the Partnership under that certain sale and leaseback transaction between the Partnership and Berkeley County, South Carolina of certain items of personal property located at the Mount Holly South Carolina facility."

         (g) The definition of "Level" appearing in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "'Level' means, in reference to the
                           Applicable Margin, and includes, Level I, Level II, Level III or Level IV, whichever is in effect at the relevant time."

         (h) The definition of "Level I" appearing in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "'Level I' shall exist when the Fixed Charge
                           Coverage Ratio for the previous four fiscal quarter period is greater than or equal to 1.95 to 1.0."

         (i) The definition of "Level II" appearing in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "'Level II' shall exist when the Fixed
                           Charge Coverage Ratio for the previous four fiscal quarter period is greater than or equal to 1.85 to
                           1.0 but less than 1.95 to 1.0."

         (j) The definition of "Level III" appearing in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "'Level III' shall exist when the Fixed
                           Charge Coverage Ratio for the previous four fiscal quarter period is greater than or equal to 1.75 to
                           1.0 but less than 1.85 to 1.0."

         (k)      The following definition of "Level IV" is hereby added to
                  Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

                                    "'Level IV' shall exist when the Fixed
                           Charge Coverage Ratio for the previous four fiscal quarter period is less than 1.75 to 1.0."

         (l) The following definition of "Permitted Century Restricted Investment" is hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

                                    "'Permitted Century Restricted Investment'
                           means a Restricted Investment by any Century SPV Subsidiary that is permitted under Section 9.10(v)."

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         (m)      The definition of "Restricted Investment" appearing in Section
                  1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "'Restricted Investment' means any
                           acquisition of property by either Borrower, any of their respective Subsidiaries, Century or any of the Century SPV Subsidiaries in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following:
                           (a) Equipment or Real Estate to be used in the business of a Borrower so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder, and Equipment or Real Estate to be used in the business of a Century SPV Subsidiary;
                           (b) goods held for sale or lease or to be used by a Borrower or a Century SPV Subsidiary in the ordinary course of business; (c) current assets arising from the sale or lease of goods or the rendition of services in the ordinary course of business of a Borrower or a Century SPV Subsidiary; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; (f) commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; and (g) assets acquired by Century as permitted by Section 9.28."

         (n)      The definition of "Stated Termination Date" appearing in
                  Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "'Stated Termination Date' means the fifth
                           Anniversary Date."

         (o) The definition of "Subsidiary" appearing in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "'Subsidiary' of a Person means any
                           corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a 'Subsidiary' refer to a Subsidiary of a Borrower."

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         (p)      The following definition of "Suppressed Availability" is
                  hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

                                    "'Suppressed Availability' means the amount
                           by which Availability-Berkeley and
                           Availability-Ravenswood would be increased if each were not limited by the specific dollar amounts referred to in clause (a) of each such definition."

         (q) The definition of "Unused Letter of Credit Subfacility" appearing in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "'Unused Letter of Credit Subfacility' means
                           an amount equal to $55,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit."

         (r) Section 2.4(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "(a) Agreement to Cause Issuance. Subject to
                           the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrowers herein set forth, the Agent agrees to take reasonable steps to cause to be issued for the account of each Borrower (or, in the case of the Century Letters of Credit, for the account of Century, it being understood and agreed, however, that all references to the 'applicable Borrower' with respect to a Letter of Credit shall, when used in connection with the Century Letters of Credit, be deemed to be references to Ravenswood) and to provide credit support or other enhancement in connection with one or more stand-by or documentary letters of credit (each such letter of credit, a 'Letter of Credit' and such letters of credit, collectively, the 'Letters of Credit', and such terms shall include the Century Letters of Credit) in accordance with this
                           Section 2.4 from time to time during the term of this Agreement."

         (s) Sub-paragraph (1) of Section 2.4(c) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "(1) The Borrower (or Century, in the case
                           of the Century Letters of Credit) for which a Letter of Credit is requested shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer for the issuance of the Letter of Credit and such other documents as may be required pursuant to

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                           the terms thereof, and the form and terms of the
                           proposed Letter of Credit shall be satisfactory to the Agent and such proposed issuer; and"

         (t) Sub-paragraph (1) of Section 2.4(d) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "(1) Request for Issuance. Ravenswood shall
                           give the Agent five (5) Business Days' prior written notice, containing the original signature of an authorized officer of the applicable Borrower (and, in the case of the Century Letters of Credit, also containing the original signature of an authorized officer of Century), requesting the issuance of a Letter of Credit. The Agent will use its best efforts and offer its standard letter of credit indemnifications to induce an issuer to issue Letters of Credit hereunder. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. Ravenswood shall attach to such notice the proposed form of the Letter of Credit that the Agent is requested to cause to be issued."

         (u) Section 2.4(e) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "(e) Payments Pursuant to Letters of Credit.

                                            (1) Payment of Letter of Credit
                           Obligations. Each Borrower agrees to reimburse the issuer for any draw under any Letter of Credit issued for its benefit immediately upon demand, and to pay the issuer of the Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which either Borrower may have at any time against such issuer or any other Person. In addition, each of Ravenswood and Century agrees to reimburse the issuer for any draw under any Century Letter of Credit immediately upon demand, and to pay the issuer of the Century Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with any Century Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which either Borrower or Century may have at any time against such issuer or any other Person.

                                            (2) Revolving Loans to Satisfy
                           Reimbursement Obligations. In the event that the issuer of any Letter of Credit honors a

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                           draw under such Letter of Credit and the applicable
                           Borrower (or Century, in the case of the Century Letters of Credit) shall not have repaid such amount to the issuer of such Letter of Credit pursuant to
                           Section 2.4(e)(1), the Agent shall, upon receiving notice thereof, notify each Lender thereof, and each Lender shall unconditionally pay to the Agent, for the account of such issuer, as and when provided hereinbelow, an amount equal to such Lender's Pro Rata Share of the amount of such payment in Dollars and in same day funds. If the Agent so notifies the Lenders prior to 11:00 a.m. (Chicago time) on any Business Day, each Lender shall make available to the Agent the amount of such payment, as provided in the immediately preceding sentence, on such Business Day. Such amounts paid by the Lenders to the Agent shall constitute Revolving Loans which shall be deemed to have been requested by Ravenswood on behalf of the applicable Borrower (or on behalf of itself, in the case of the Century Letters of Credit) pursuant to
                           Section 2.2 as set forth in Section 4.4."

         (v) Sub-paragraph (4) of Section 2.4(f) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "(4) Obligations Irrevocable. The
                           obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to any credit support or enhancement provided through the Agent with respect to a Letter of Credit, and the obligations of each Borrower to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                                            (i) any lack of validity or
                           enforceability of this Agreement or any of the other Loan Documents;

                                            (ii) the existence of any claim,
                           setoff, defense or other right which either Borrower (or Century, in the case of the Century Letters of Credit) may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between either Borrower, Century or any other Person and the beneficiary named in any Letter of Credit);

                                            (iii) any draft, certificate or any
                           other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

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                                            (iv)  the surrender or impairment of
                           any security for the performance or observance of any of the terms of any of the Loan Documents; or

                                            (v)  the occurrence of any Default
                           or Event of Default."

         (w) Section 2.4(g) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "(g) Recovery or Avoidance of Payments. In
                           the event any payment by or on behalf of either Borrower (or Century, in the case of the Century Letters of Credit) received by the Agent with respect to any Letter of Credit (or any guaranty by either Borrower or Century or reimbursement obligation of either Borrower or Century relating thereto) and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it."

         (x) Section 2.6 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "2.6 FX Transactions. Ravenswood may request
                           and BABC may, in its sole and absolute discretion, arrange for Ravenswood to enter into FX Transactions with the Bank. Each Borrower agrees to indemnify and hold BABC harmless from all losses, liabilities, costs, expenses and claims incurred by BABC arising from or related to such FX Transactions pursuant to the FX Indemnity. Each Borrower agrees to pay the Bank all amounts owing to the Bank pursuant to the FX Transactions. Ravenswood agrees that it shall provide to the Bank and BABC a certified copy of resolutions of the Board of Directors of Ravenswood authorizing Ravenswood to enter into the FX Transactions with the Bank prior to Ravenswood's entering into any FX Transaction with the Bank. Ravenswood understands and agrees that the Bank shall require Ravenswood to pay to the Bank sufficient cash to settle each FX Transaction one (1) Business Day prior to the settlement date of each FX Transaction. Ravenswood further agrees to negotiate with the Bank to enter into an International Foreign Exchange Master Agreement relating to the FX Transactions on or before July 15, 1998. Each Borrower acknowledges and agrees that Ravenswood's entering into the FX Transactions with the Bank (a) is in the sole and absolute discretion of the Bank, (b) is subject to all rules and regulations of the Bank, and (c) is due

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                           to the Bank relying on the FX Indemnity of BABC to
                           the Bank with respect to all risks of loss associated with the FX Transactions."

         (y) Section 3.7 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "3.7 Audit Fees. So long as an Event of
                           Default shall have occurred and be continuing or if the Borrowers' aggregate Availability (including for this purpose the Borrowers' aggregate Suppressed Availability) is less than $25,000,000 at any time, the Borrowers agree to pay to the Agent, solely for its own account, all costs and fees reasonably incurred by the Agent's internal auditors in connection with audits of the Borrower performed by such auditors during the term of this Agreement (including reasonably incurred travel and other out-of-pocket expenses in connection with such audits) and each auditor of the Agent shall be billed at a rate of $500 per day, all of which shall be payable by Borrowers on demand."

         (z) Article 3 of the Loan Agreement is hereby amended by the addition thereto of a new Section 3.8, which new Section 3.8 shall read in its entirety as follows:

                                    "3.8 Agent's Fee. The Borrowers agree to pay
                           to the Agent, for its own account, an agent's fee (the 'Agent's Fee'), payable quarterly in advance, with each quarterly payment to be in the amount of $6,250. The initial Agent's Fee shall be payable as of June 1, 1998, and on the first day of each September, December, March and June thereafter. All such Agent's Fees, once paid, shall be fully earned and nonrefundable."

         (aa)     The following sentence is hereby added to the end of Section
                  4.2 of the Loan Agreement, immediately following the last sentence thereof:

                           "If this Agreement is terminated at any time prior to January 31, 2000, other than as a result of acceleration of the Loans, the Borrowers shall pay to the Agent, for the account of the Lenders, an early termination fee equal to $150,000; provided that no early termination fee shall be payable if either (i) the Revolving Credit Loans are refinanced prior to January 31, 2000 by a facility agented by Bank of America or any of its Affiliates, or (ii) the Revolving Credit Loans are refinanced prior to January 31, 2000 in connection with a Restricted Investment (whether refinanced concurrently with or following such Restricted Investment) by a facility agented by a Person other than Bank of America or any of its Affiliates, provided that, as a condition precedent to the effectiveness of this clause (ii), either (A) a majority in number of the Lenders (which majority must include BABC or another Affiliate of Bank of America) participate in such refinancing, or
                           (B) both of the following conditions are satisfied:
                           (1) the Borrowers shall have given both BABC and Bank of America the opportunity to offer to

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                           the Borrowers a refinancing commitment letter for the
                           purpose of extending such refinancing prior to or at the same time as the Borrowers solicit refinancing commitments from other lenders, and both of BABC and Bank of America shall have declined to offer a refinancing commitment upon the terms requested by the Borrowers, and (2) if the Borrowers accept a refinancing commitment from a lender other than BABC or Bank of America and close such refinancing transaction, the Borrowers shall deliver a copy of the executed loan document to the Agent, which shall evidence to the Agent in the exercise of its reasonable discretion that the terms and conditions accepted by the Borrowers from the other lender(s) were the same as or more favorable to the Borrowers than those requested by the Borrowers in clause (i) above."

         (bb) The first sentence of Section 4.5 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                           "Aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees (excluding, however, the Agent's
                           Fee) shall, as applicable, be apportioned ratably among the Lenders."

         (cc) Subparagraph (c) of Section 6.9 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "(c) If an Event of Default shall have
                           occurred and be continuing or if the Borrowers' aggregate Availability (including for this purpose the Borrowers' aggregate Suppressed Availability) is less than $25,000,000 at any time, the Agent may at its election, and at the direction of the Majority Lenders, the Agent shall, send a notice (an 'Activation Notice') to each bank at which a Payment Account or lock-box is maintained directing that all amounts from time to time on deposit therein shall be transferred on a daily basis to a collection account in the name of Agent for the benefit of the Lenders. Otherwise, all such amounts on deposit shall be transferred to the applicable Borrower's disbursement accounts."

         (dd) Section 9.10 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "9.10 Capital Change; Restricted
                           Investments. None of Century, any Century SPV Subsidiary, the Borrowers or the Borrowers' respective Subsidiaries shall make any change in its capital structure which could have a Material Adverse Effect or, except as otherwise permitted hereby, make any Restricted Investment, including without limitation, any Restricted Investment by either Borrower in Glencore, Vialco Holdings, any Affiliate of Glencore or Vialco Holdings, the Discontinued

                           Subsidiaries, Vialco, RRC or any Subsidiary of either Borrower, other than (i) Restricted Investments by Ravenswood in Berkeley and RISC existing as of the date hereof, (ii) existing investments by Ravenswood in RRC and Vialco, (iii) the existing investment by Berkeley in the Partnership and capital contributions by Berkeley to the Partnership as required from time to time under the Owners Agreement as in effect on the Closing Date, (iv) existing investments by Century in Ravenswood, and (v) Restricted Investments by any Century SPV Subsidiary or by either Borrower in the equity interests or assets of another Person (the "Target"), provided that:

                                                     (a)      the Target is
                           engaged in a line or lines of business of the type described in Section 9.18 or, in the case of a Restricted Investment by any Century SPV Subsidiary, in such line or lines of business or in lines of semi-fabricated and fabricated aluminum businesses;

                                                     (b)      on the date of
                           such Restricted Investment and after giving effect thereto, no Event of Default shall have occurred and be continuing, including, without limitation, pursuant to Sections 9.23 or 9.25;

                                                     (c)      such Restricted
                           Investment shall not subject the Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any of the other Loan Documents;

                                                     (d)      such Restricted
                           Investment shall be consensual and shall have been approved by the Target's board of directors or other governing body;

                                                     (e)      except for
                           Restricted Investments by the Century SPV
                           Subsidiaries that are otherwise permitted under the terms of this Section 9.10(v), the business and assets of the Target acquired in such Restricted Investment shall be acquired free and clear of all Liens except to the extent permitted pursuant to
                           Section 9.19;

                                                     (f)      except for
                           Restricted Investments by the Century SPV
                           Subsidiaries that are otherwise permitted under the terms of this Section 9.10(v), no Debt, contingent obligations, Guaranties or other liabilities shall be incurred or assumed in connection with such Restricted Investment except to the extent permitted pursuant to Section 9.13;

                                                     (g)      the sum of (x) all
                           amounts incurred or assumed in connection with all Restricted Investments by the Borrowers described in this Section 9.10(v) (including all Debt, Guaranties, contingent obligations and other liabilities incurred or assumed by the Borrowers in connection therewith), plus (y) all cash consideration paid and all transaction costs incurred in connection with all Restricted Investments by the Borrowers and the Century SPV Subsidiaries described in this Section 9.10(v), shall not exceed $30,000,000 in the aggregate during the period of time commencing on May 11, 1998 and through and including the date of any such Restricted Investment, provided that, in the case of Restricted Investments by the Century SPV Subsidiaries, the amounts included in the calculation of this sum shall be limited to the amounts contained in the support provided to Century by Ravenswood (whether by Ravenswood's making a loan to Century or by the issuance of any Century Letter of Credit) in connection with such Restricted Investments;

                                                     (h) the Agent shall receive
                           (i) not less than ten (10) Business Days' prior written notice of such proposed Restricted Investment by either Borrower, which notice shall include a reasonably detailed description thereof, together with copies of the legal documents relating to such Restricted Investment and a certificate of an officer of the Borrowers demonstrating in reasonable detail that such Restricted Investment is permitted under the terms of this Agreement, and (ii) not less than five (5) Business Days' prior written notice of such proposed Restricted Investment by any Century SPV Subsidiary, which notice shall include a reasonably detailed description thereof, together with a certificate of an officer of Century stating that such Restricted Investment is permitted under the terms of this Agreement;

                                                     (i) except for Restricted
                           Investments by the Century SPV Subsidiaries that are otherwise permitted under the terms of this Section 9.10(v), on or prior to the date of such Restricted Investment, the Agent shall have received, in form and substance satisfactory to the Agent, all lien search results and other documents reasonably requested by the Agent;

                                                     (j) the Borrowers'
                           aggregate Availability, after giving effect to the payment of the cash portion of the purchase price of, and all closing fees, costs and expenses related to, such Restricted Investment but without including in the calculation of Availability any assets acquired in such Restricted Investment, and with all obligations of the Borrowers being current, exceeds $20,000,000 and is projected by the Borrowers to exceed $20,000,000 for the period of ninety (90) days after the date of such Restricted Investment;

                                                     (k) the Century SPV
                           Subsidiaries and the Borrowers together shall not acquire the equity interests and/or assets of more than two Targets;

                                               (l) in the case of a Borrower's
                           making such Restricted Investment, all of the following terms and conditions shall also apply:

                                                     (i) on or prior to the
                           proposed date of such Restricted Investment, the Agent will be granted a first and prior perfected security interest in all equity interests and all Accounts, Inventory and General Intangibles being acquired pursuant to such Restricted Investment (subject only to Permitted Liens in the case of the acquired assets);

                                                     (ii) if such Restricted
                           Investment is an acquisition of equity interests, the acquired Target shall become a wholly-owned Subsidiary of such Borrower;

                                                     (iii) if such Restricted
                           Investment is an acquisition of equity interests, after such acquisition is completed neither Borrower shall be permitted to make any further Restricted Investments in the acquired Target;

                                                     (iv) if such Restricted
                           Investment is an acquisition of the assets of a Target, such assets shall be acquired directly by such Borrower;

                                                     (v) if such Restricted
                           Investment is an acquisition of the assets of a Target, any Accounts and Inventory acquired by such Borrower pursuant to such Restricted Investment shall not be included in determining such Borrower's Availability until the Agent shall have completed a satisfactory review of such Accounts and Inventory; and

                                                     (vi) the Borrowers shall
                           have executed such documents and taken such actions as may be required by the Agent in connection with the pledging of equity interests and assets as outlined in clause (l)(i) above; and

                                               (m) in the case of any
                           Century SPV Subsidiary's making such Restricted Investment, all of the following terms and conditions shall also apply:

                                                     (i) in connection with such
                           Restricted Investment, Ravenswood shall provide support to Century either by making a loan from Ravenswood to Century or by requesting that a Century Letter of Credit be issued under the terms and conditions of this Agreement, and the sum of the aggregate principal amount of all such loans and the aggregate face amount of all such Century Letters of Credit shall not exceed the difference between (x) $30,000,000 and (y) all amounts incurred, assumed and/or paid in connection with all Restricted Investments by the Borrowers during the period of time commencing on May 11, 1998 and through and including the date of such Restricted Investment; and in either such case Century shall execute and deliver to Ravenswood a promissory note in the principal amount of such loan or the face amount of such Century Letter of Credit, which note shall be payable to the order of Ravenswood, and endorsed by Ravenswood to the order of the Agent and delivered to the Agent, and which note shall otherwise be satisfactory in form and substance to the Agent;

                                                     (ii) on or prior to the
                           proposed date of such Restricted Investment, to secure the payment of the promissory note described in the preceding clause (i), Century shall grant or cause to be granted to Ravenswood, and Ravenswood shall assign to the Agent, a first and prior perfected security interest in the equity of such Century SPV Subsidiary, and Century shall agree that it shall not sell, transfer, convey, pledge or otherwise assign, dispose of or grant a lien on or a security interest in such equity of such Century SPV Subsidiary, and Century shall agree that it shall not, and it shall not permit such Century SPV Subsidiary to, sell, transfer, convey or otherwise assign or dispose of the equity being acquired by such Century SPV Subsidiary pursuant to such Restricted Investment (it being understood and agreed, however, that Century or such Century SPV Subsidiary may pledge or grant a lien on or a security interest in the equity being acquired by such Century SPV Subsidiary);

                                                     (iii) Century and/or such
                           Century SPV Subsidiary shall have executed such documents and taken such actions as may be required by the Agent in connection with the pledging of the equity interests described in the preceding clause
                           (ii); and

                                                     (iv) concurrently with the
                           first such occasion in which Ravenswood shall provide support to Century as described in the preceding clause (i), Century and the Borrowers shall pay to the Agent, for the account of the Lenders, a transaction fee in the amount of $75,000, which transaction fee shall be fully earned by the Lenders as of the date of payment thereof, and such fee shall constitute a Revolving Loan which shall be deemed to have been requested by Ravenswood on behalf of Century and the Borrowers pursuant to Section 2.2 as set forth in Section 4.4."

         (ee) Section 9.12 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "9.12 Guaranties. Neither Borrower and none
                           of their respective Subsidiaries shall make, issue, or become liable on any Guaranty, except

                           Guaranties in favor of the Agent, except (i) the Letter of Credit, if any, issued to ASC in connection with that certain letter agreement dated as of November 21, 1995 between ASC and Century, as in effect on the Closing Date, (ii) in accordance with the terms hereof, such Letters of Credit as Ravenswood may be required to provide pursuant to
                           Section 3.11 of the Supply Agreement, as in effect on the Closing Date, (iii) other Letters of Credit issued in accordance with the terms of this Agreement, and (iv) the Guaranty provided by Ravenswood in favor of the Agent and the Lenders in accordance with the terms hereof with respect to the Century Letters of Credit."

         (ff) Section 9.15 of the Loan Agreement is hereby amended by adding a new "clause (vi)" immediately following "clause (v)", which new "clause (vi)" shall read in its entirety as follows:

                                    "(vi) Additional Transaction with Century:
                           Ravenswood may make a loan to Century in accordance with the terms of this Agreement in connection with any Permitted Century Restricted Investment and/or provide a Guaranty in favor of the Agent and the Lenders in accordance with the terms of this Agreement with respect to the Century Letters of Credit."

         (gg) Section 9.21 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "9.21 New Subsidiaries. Neither Borrower and
                           none of their respective Subsidiaries shall, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those specifically identified by the Borrowers to the Agent on the Closing Date pursuant to Section 8.5, except that (a) either Borrower may form a wholly-owned Subsidiary for the sole purpose of owning all of the capital stock of a Subsidiary (other than Berkeley) specifically identified by the Borrowers to the Agent on the Closing Date pursuant to Section 8.5; (b) Century may form a Subsidiary for the purpose of holding all or certain of the Discontinued Operations prior to the IPO; and (c) the Borrowers may form and/or acquire wholly-owned Subsidiaries in connection with Restricted Investments by the Borrowers permitted under Section 9.10(v)."

         (hh) Section 9.23 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "9.23 Capital Expenditures. Neither Borrower
                           shall make or incur any Capital Expenditures if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrowers on a consolidated basis would exceed $60,000,000 during Fiscal Year 1998, $40,000,000 during Fiscal Year 1999 or $40,000,000 during Fiscal Year 2000 and each

                           Fiscal Year thereafter. Any amount of such limitation not spent in any one Fiscal Year may be spent in the succeeding Fiscal Year(s), provided that, on the date of any such carryover, no Event of Default shall have occurred and be continuing."

         (ii) Section 9.24 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "9.24  Intentionally Omitted."

         (jj) Section 9.25 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "9.25 Fixed Charge Coverage Ratio. The
                           Borrowers will maintain a Fixed Charge Coverage Ratio for each period set forth below of not less than the ratio set forth below opposite such period:

Period                                              Ratio
-------                                             ---------

the four consecutive fiscal quarters                1.60:1.00
ended March 31, 1998

the four consecutive fiscal quarters                1.65:1.00
ended June 30, 1998

the four consecutive fiscal quarters                1.65:1.00
ended September 30, 1998

the four consecutive fiscal quarters                1.65:1.00
ended December 31, 1998

the four consecutive fiscal quarters                1.70:1.00
ended March 31, 1999

the four consecutive fiscal quarters                1.80:1.00
ended June 30, 1999

the four consecutive fiscal quarters                1.85:1.00
ended September 30, 1999

the four consecutive fiscal quarters                1.85:1.00
ended December 31, 1999

the four consecutive fiscal quarters                1.90:1.00
ended March 31, 2000
the four consecutive fiscal quarters                1.90:1.00
ended June 30, 2000

the four consecutive fiscal quarters                1.90:1.00
ended September 30, 2000

the four consecutive fiscal quarters                1.90:1.00"
ended December 31, 2000 and on the
last day of each fiscal quarter thereafter

         (kk) Section 9.28 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                    "9.28 Century. Century shall be a holding
                           company with no assets and no Debts other than (i) the capital stock of Ravenswood, (ii) the Parent Guaranty, (iii) the obligation to pay certain intercompany accounts to Vialco as permitted in
                           Section 9.15(iii), (iv) prior to the IPO, the Discontinued Operations, (v) a guaranty by Century in favor of the West Virginia Workers' Compensation Division, pursuant to which Century guarantees the payment of all obligations owed by Ravenswood under the workers' compensation laws of West Virginia; provided that the payment of any and all obligations of Ravenswood to Century arising under or in connection with such guaranty shall be subordinate in payment to the payment of the Obligations, (vi) the equity interests in the Century SPV Subsidiaries, and equity interests and assets acquired by the Century SPV Subsidiaries and Debts incurred by the Century SPV Subsidiaries in connection with a Permitted Century Restricted Investment, (vii) equity interests in other Subsidiaries of Century that are not Century SPV Subsidiaries, and (viii) such assets as are necessary or incidental to the conduct of its business. On or prior to the date on which the IPO is consummated, Century shall divest the Discontinued Operations. Except as provided in the preceding sentence, Century shall not pay any Distributions to Glencore prior to the IPO. After the IPO has been consummated, Glencore shall own no more than forty-nine percent (49%) of the outstanding capital stock of Century."

         (ll) Section 14.12(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                           "(a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to either Borrower or any accounts of either Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against either Borrower, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral."

         (mm) Clause (f) of Section 15.7 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                           "(f) costs of appraisals, inspections, and verifications of the Collateral permitted hereunder, including, without limitation, travel, lodging, and meals for inspections of the Collateral and each Borrower's operations by the Agent's and each of the Lenders' agents plus, so long as an Event of Default shall have occurred and be continuing or the Borrowers' aggregate Availability (including for this purpose the Borrowers' aggregate Suppressed Availability) is less than $25,000,000 at any time, the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $500 per day (or portion thereof) for each agent or employee of the Agent with respect to each field examination or audit);"

3. Conditions. The effectiveness of the amendments stated in this Amendment is subject to the following conditions precedent or concurrent:

         (a) Amendment. This Amendment shall have been duly executed by all parties hereto and Century Aluminum Company, and delivered to the Agent;

         (b) No Default. No Default or Event of Default under the Loan Agreement, as amended hereby, shall have occurred and be continuing;

         (c) Warranties and Representations. The warranties and representations of each Borrower contained in this Amendment, the Loan Agreement, as amended hereby, and the other Loan Documents shall be true and correct as of the effective date hereof and as of the date of the Borrowers' execution hereof, with the same effect as though made on each such date, except to the extent that such warranties and representations expressly relate to an earlier date, in which case such warranties and representations shall have been true and correct as of such earlier date;

         (d) Officer's Certificates. An Officer's Certificate of each Borrower shall have been duly executed and delivered to the Agent certifying that (i) there have been no amendments or other modifications to the certificate of incorporation or bylaws of such Borrower since the Closing Date (except, in the case of Ravenswood, for the amendment relating to its name change), (ii) such Borrower is in good standing in its state of incorporation, the state in which the principal place of business of such Borrower is located and all states in which its activities require it to be qualified and/or licensed to do business other than states in which the failure to be qualified and in good standing would not have a Material Adverse Effect,
                  (iii) such Borrower has the corporate power and authority to execute, deliver and perform this Amendment, and (iv) the persons executing this Amendment are the duly elected and qualified officers of such Borrower and are authorized to execute this Amendment on behalf of such Borrower;

         (e) Amendment Fee. The Borrowers shall have paid to the Agent, for the account of the Lenders, an amendment fee in the amount of $150,000, which amendment fee shall be fully earned by the Lenders as of the date of payment thereof; and

         (f) Agent's Fee. The Borrowers shall have paid to the Agent, for its own account, the initial Agent's Fee in the amount of $6,250, which Agent's Fee shall be fully earned by the Agent as of the date of payment thereof.

4. Representations and Warranties. The Borrowers jointly and severally represent and warrant to the Agent and the Lenders that the execution, delivery and performance by each Borrower of this Amendment and the related Loan Documents are within each such Person's corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, all necessary shareholder approval) of each such Person, have received all necessary governmental approvals, and do not and will not contravene or conflict with any provision of law applicable to any such Person, the certificate or articles of incorporation or bylaws of any such Person, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon any such Person; and this Amendment, the Loan Agreement and each Loan Document, each as amended hereby, is the legal, valid and binding obligation of each Borrower, as applicable, enforceable against each such Person in accordance with its terms.

5. No Waiver of Past Defaults. Nothing contained herein shall be deemed to constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or, except as expressly provided herein, to modify any provision of the Loan Agreement.

6. Reference to and Effect Upon Loan Agreement and other Loan Documents. The Loan Agreement and the other Loan Documents, as amended hereby, shall remain in full force and effect and are each hereby ratified and confirmed, and those provisions of the Loan Agreement and the other Loan Documents which by their respective terms continue beyond the indefeasible payment in full of all of the Borrowers' Obligations shall so continue. The execution, delivery and effectiveness of this Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver or modification of any other term or condition of any Loan Document or (ii) prejudice any right, power or remedy which the Agent or any Lender may now have or may have in the future under or in connection with any Loan Document. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

10. Successors and Assigns. This Amendment shall be binding upon, and shall inure to the sole benefit of, the Borrowers, the Agent and the Lenders, and their respective successors and assigns.

11. Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement; instead, it is the express intention of the parties hereto to reaffirm the Obligations created under the Loan Agreement which are secured by the Collateral. The Loan Agreement, as amended hereby, and each of the other Loan Documents shall remain in full force and effect.

12. Costs, Expenses and Indemnity. The Borrowers affirm and acknowledge that Section 15.7 and Section 15.11 of the Loan Agreement apply to this Amendment and the transactions and agreements and documents contemplated hereunder.

                            [signature page follows]

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                     CENTURY ALUMINUM OF WEST VIRGINIA, INC.
              (formerly known as Ravenswood Aluminum Corporation),
                                   as Borrower

By: /s/ David W. Beckley
---------------------------------
Title: Vice President
---------------------------------

BERKELEY ALUMINUM, INC.,
as Borrower

By: /s/ David W. Beckley
---------------------------------
Title: Vice President
---------------------------------

BANKAMERICA BUSINESS CREDIT, INC.,
as Agent and Lender

By: /s/ Matt J. Downs
---------------------------------
Title: Vice President
---------------------------------

LASALLE BUSINESS CREDIT, INC., as Lender

By: /s/ Herbert M. Kidd, II
---------------------------------
Title: First Vice President
---------------------------------

GREEN TREE FINANCIAL SERVICING
CORPORATION, also known as GREEN TREE
CREDIT CORP., as Lender

By: /s/ C. A. Gouskos
----------------------------------------------
Title: Senior Vice President - General Manager
----------------------------------------------

FLEET CAPITAL CORPORATION, as Lender

By: /s/ Audrey A. Pengelly
---------------------------------
Title: Senior Vice President
---------------------------------

HELLER FINANCIAL, INC., as Lender

By: /s/ Albert J. Forzano
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Title: Vice President
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                            CONSENT OF THE GUARANTOR


         The undersigned, CENTURY ALUMINUM COMPANY, a Delaware corporation (the "Guarantor"), (i) consents to and approves the execution and delivery of this Amendment by the parties hereto, (ii) agrees that this Amendment does not and shall not limit or diminish in any manner the obligations of the Guarantor under that certain Guaranty dated as of January 30, 1996 (the "Guaranty"), executed by the Guarantor and delivered to the Agent, or under any of the other documents executed and delivered by the Guarantor in connection with the Guaranty, and agrees that such obligations of the Guarantor would not be limited or diminished in any manner even if the Guarantor had not executed this Amendment, (iii) agrees that this Amendment shall not be construed as requiring the consent of the Guarantor in any other circumstance, (iv) reaffirms its obligations under the Guaranty and such other related documents, and (v) agrees that the Guaranty and such other related documents remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Guarantor agrees to perform and comply with each of the covenants contained in sections 9.9 through 9.28 of the Loan Agreement, as amended by this Amendment, which by their terms refer to the Guarantor, and further agrees not to cause or permit either Borrower to violate any of such covenants.

         The Guarantor further agrees that all terms, conditions and provisions of the Loan Agreement relating to Letters of Credit (as defined in the Loan Agreement) shall be deemed to apply to the Century Letters of Credit (as defined in this Amendment), and that all agreements of the Borrowers contained in the Loan Agreement with respect to the Letters of Credit shall be deemed to be agreements of the Guarantor with respect to the Century Letters of Credit. In furtherance and not in limitation of the foregoing:

         (1) The Guarantor hereby specifically agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Century Letter of Credit or the provision of any credit support or enhancement in connection therewith.

         (2) As among the Guarantor, the Lenders, and the Agent, the Guarantor, subject to paragraphs (3) and (4) below, assumes all risks of the acts and omissions of, or misuse of any of the Century Letters of Credit by, the respective beneficiaries of such Century Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the application for the issuance of the Century Letters of Credit, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Century Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Century Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part,

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
                  which may prove to be invalid or ineffective for any reason;
                  (C) the failure of the beneficiary of any Century Letter of Credit to comply duly with conditions required in order to draw upon such Century Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Century Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Century Letter of Credit of the proceeds of any drawing under such Century Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Consent.

         (3) In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent or any Lender under or in connection with any of the Century Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Agent or any Lender under any resulting liability to either Borrower or the Guarantor or relieve each Borrower or the Guarantor of any of its obligations under the Loan Agreement or hereunder to any such Person.

         (4) Nothing contained in this Consent shall be deemed to govern the relation of the Guarantor and the issuer of any Century Letter of Credit; it being understood that the Guarantor may be requested to execute and deliver to the issuer of any Century Letter of Credit such documents and agreements as such issuer may require to issue such Century Letter of Credit.

Dated:  as of May 11, 1998

                                            CENTURY ALUMINUM COMPANY


                                            By:      /s/  Daniel J. Krofcheck
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                                            Title:   Treasurer
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